                                                                   EXHIBIT 23.4



                                                   Investment Banking

                                                   Corporate and Institutional
                                                   Client Group


                                                   World Finance Center
                                                   North Tower
                                                   New York, New York 10281-1330
[MERRILL LYNCH LOGO]                               212 449 1000





     We hereby consent to the use of our opinion letter dated October 23, 1996 to the Board of Directors of Syratech Corporation included in Annex II to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger described therein and to the references to such opinion in such Proxy Statement/Prospectus under the captions "Summary -- Opinion of Financial Advisor", "The Merger -- Background of the Merger", "The Merger -- Reasons for the Merger -- Information Concerning the Company's Financial Advisor" and in the Letter to Shareholders. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                        MERRILL LYNCH, PIERCE, FENNER &
                                              SMITH INCORPORATED



                                        By: /s/ William D. Cohan
                                            -----------------------------
                                            Director
                                            Investment Banking Group